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                                                                    EXHIBIT d(9)

              AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of January 1, 2002, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and PUTNAM INVESTMENT MANAGEMENT, LLC (the "Sub-Adviser").

                                    RECITALS

                  WHEREAS, VALIC and VALIC Company I ("VC I") (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

                  WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated August 29, 2001 (the "Agreement"), with respect to the VC I Covered Funds with the Sub-Adviser; and

                  WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition as a Covered Fund of VC I - Value Fund.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

                  1.       Schedule A Amendment. Addition of the new Covered
                           Fund.

                  2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                  3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.


THE VARIABLE ANNUITY LIFE           PUTNAM INVESTMENT
INSURANCE COMPANY                   MANAGEMENT, LLC

By                                          By:
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Name:                                       Name:
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Title:                                      Title:
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